                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 1996
                                                   ------------------

                               FWB Bancorporation
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Maryland                          0-16187               52-1332050
-------------------------------------------------------------------------------

(State or other jurisdiction         (Commission file       (IRS Employer
of incorporation)                         number)        Identification Number)

1800 Rockville Pike, P.O. Box 2022, Rockville, Maryland  20852
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:  (301) 770-1300
                                                     --------------

Item 2.  Acquisition or Disposition of Assets.
----------------------------------------------

     Effective at 5:00 p.m. on September 20, 1996, FWB Bancorporation ("Bancorp"), and its wholly owned commercial bank subsidiary, FWB Bank (the "Bank") consummated a transaction in which the Bank assumed approximately $60 million in deposits and acquired assets, consisting primarily of a portfolio of loans with an aggregate outstanding principal balance of approximately $37 million, associated with the Alexandria, Virginia office of First Commonwealth Savings Bank FSB ("FSB"), the wholly owned subsidiary of First Commonwealth Financial Corp, and Bancorp acquired the building and fixed assets associated with the office. The former FSB office will be operated as a branch of the Bank. In connection with the acquisition, Bancorp borrowed $3.5 million from Atlantic Central Bankers Bank, Camp Hill, Pennsylvania, a bank not affiliated with the Bank or Bancorp, and sold approximately 667,000 shares of its common stock in a private placement for net proceeds of approximately $2.0 million. FWB employed $1.5 million of these borrowings to purchase the building and fixed assets from FSB. The net proceeds of the sale of stock and the remaining
$2 million of proceeds from the borrowings were invested by Bancorp in the capital of the Bank. Following this transaction, Bancorp has consolidated assets in excess of $100 million. For additional information, see the Press Release dated September 20, 1996, filed as Exhibit 99.1 hereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
--------------------------------------------------------------------------

(a) Financial Statements. Not applicable. FWB Bancorporation believes that the historical operations of FSB are not material to an understanding of future operations of Bancorp.

(b) Pro Forma Financial Information. It is impractical to file pro-forma financial information at the time this report is filed. FWB Bancorporation intends to file required information as an amendment to this form on or before December 4, 1996, in accordance with instruction (b)(2) to Item 7 of Form 8-K.

(c)  Exhibit 2.1-   Purchase and Assumption Agreement, dated as of April 10,
                    1996, by and among FWB Bancorporation, FWB Bank, First
                    Commonwealth Savings Bank FSB and First Commonwealth
                    Financial Corporation, incorporated by reference to FWB
                    Bancorporation Current Report on Form 8-K dated April 10,
                    1996

     Exhibit 2.2- Amendment No. 1 To Purchase and Assumption agreement by and among FWB Bancorporation, FWB Bank, First Commonwealth Savings Bank FSB and First Commonwealth Financial Corporation, dated as of July 1, 1996

     Exhibit 2.3- Extension Agreement Pursuant to Section 11.1 (b) of the Purchase and Assumption Agreement by and among FWB Bancorporation, FWB Bank, First Commonwealth Savings Bank FSB and First Commonwealth Financial Corporation, dated as of August 19, 1996.


     Exhibit 2.4-   Extension and Closing Agreement by and among FWB
                    Bancorporation,

                    FWB Bank, First Commonwealth Savings Bank FSB and First Commonwealth Financial Corporation dated as of September 16, 1996.

     Exhibit 99.1-  Press Release dated September 20, 1996

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FWB Bancorporation



                                    By:    /s/ Steven K. Colliatie
                                           ----------------------------------
                                          Steven K. Colliatie, President

Dated: October 4, 1996